Exhibit 99.1

UNION PACIFIC REPORTS RECORD FOURTH QUARTER AND FULL YEAR

FOR IMMEDIATE RELEASE

All-Time Quarterly Records

•	Diluted earnings per share of $1.99 improved 28 percent.

•	Operating revenue grew to $5.1 billion, up 16 percent.

•	Operating income totaled $1.6 billion, up 23 percent.

2011 Full Year Records

•	Diluted earnings per share of $6.72 improved 22 percent.

•	Operating revenue grew to $19.6 billion, up 15 percent.

•	Operating income totaled $5.7 billion, up 15 percent.

•	Return on invested capital of 12.4 percent improved 1.6 points.

•	Customer satisfaction index reached 92, up 3 points.

Omaha, Neb., January 19, 2012 – Union Pacific Corporation (NYSE: UNP) today reported 2011 fourth quarter net income of $964 million, or $1.99 per diluted share, compared to $775 million, or $1.56 per diluted share, in the fourth quarter 2010.

“The dedicated efforts of our employees, combined with the strength of our diverse railroad franchise, drove record fourth quarter results,” said Jim Young, Union Pacific chairman and chief executive officer. “In 2011, we achieved best-ever marks in customer satisfaction and employee safety, invested a record $3.2 billion in capital, and generated record free cash flow of $1.9 billion. 2011 was the most profitable year in Union Pacific’s history, allowing us to reward shareholders with increased financial returns.”

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Fourth Quarter Summary

Fourth quarter business volumes, as measured by total revenue carloads, grew 3 percent versus 2010. Four of Union Pacific’s six business groups—chemical, automotive, energy and industrial products—reported strong volume increases. Quarterly operating revenue increased 16 percent in the fourth quarter 2011 to a record $5.1 billion versus $4.4 billion in the fourth quarter 2010. In addition:

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Each of UP’s six business groups reported freight revenue growth in the fourth quarter driven by increased fuel cost recoveries and core pricing gains. Volume growth was also a contributing factor in four of the six business groups.

•

Union Pacific’s operating ratio of 68.3 percent was a fourth quarter best, 1.9 points better than the previous fourth quarter record set in 2010. Pricing gains, volume growth and improved operating efficiency contributed to this record performance, more than offsetting the negative impact of higher diesel fuel prices compared to 2010.

•	Average quarterly diesel fuel prices increased 28 percent to $3.16 per gallon in the fourth quarter 2011 from $2.46 per gallon in the fourth quarter 2010.

•	The Customer Satisfaction Index of 92 tied a quarterly best and was two points better than the fourth quarter 2010.

•	Quarterly train speed, as reported to the Association of American Railroads, was 25.6 mph, decreasing 3 percent compared to the fourth quarter 2010.

•	The Company repurchased nearly 3.9 million shares in the fourth quarter 2011 at an average share price of $98.16, and an aggregate cost of $381 million.

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Summary of Fourth Quarter Freight Revenues

•	Automotive up 26 percent

•	Industrial Products up 24 percent

•	Energy up 21 percent

•	Chemicals up 18 percent

•	Intermodal up 13 percent

•	Agricultural up 2 percent

2011 Full Year Summary

For the full year 2011, Union Pacific reported net income of $3.3 billion or $6.72 per diluted share. This compares to $2.8 billion or $5.53 per diluted share in 2010, 18 and 22 percent increases, respectively. Operating revenue totaled a record $19.6 billion versus $17.0 billion in 2010. Operating income increased 15 percent to $5.7 billion, up from $5.0 billion in 2010.

•

All six business groups reported freight revenue growth and five of the six business groups reported volume growth in 2011. Carloadings increased 3 percent versus 2010 and freight revenue grew 15 percent to $18.5 billion. This compares to freight revenue of $16.1 billion in 2010.

•

UP’s operating ratio in 2011 was 70.7 percent, one-tenth of a point higher than the previous annual record of 70.6 percent set in 2010. Higher fuel prices negatively impacted the operating ratio by 1.7 points compared to 2010.

•	Average diesel fuel prices increased 36 percent to $3.12 per gallon in 2011 from $2.29 per gallon in 2010.

•	The Company increased the quarterly dividend per share twice during 2011, for a total increase of 58 percent for the year.

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•	The Company repurchased nearly 14.8 million shares in 2011 at an average share price of $95.94, and an aggregate cost of $1.4 billion.

2012 Outlook

“Looking ahead, we expect continued slow but steady economic growth in 2012,” Young said. “The diversity of our unique railroad franchise will continue to provide growth opportunities in various markets. As we move into the 150th year of Union Pacific, our prospects have never looked better. We remain focused on providing excellent service to our customers, investing for the future, and generating increased financial returns for our shareholders.”

About Union Pacific

It was 150 years ago that Abraham Lincoln signed the Pacific Railway Act of July 1,1862, creating the original Union Pacific. One of America’s iconic companies, today, Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP), linking 23 states in the western two-thirds of the country by rail and providing freight solutions and logistics expertise to the global supply chain. From 2000 through 2011, Union Pacific spent more than $31 billion on its network and operations, making needed investments in America’s infrastructure and enhancing its ability to provide safe, reliable, fuel-efficient and environmentally responsible freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad serves many of the fastest-growing U.S. population centers and emphasizes excellent customer service. Union Pacific operates competitive routes from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to its ability to take advantage of growth opportunities and generate returns for shareholders; future economic conditions; and its prospects for future performance. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2010, which was filed with the SEC on February 4, 2011. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	4th Quarter				Full Year
For the Periods Ended December 31,	2011	2010	%		2011	2010	%
Operating Revenues
Freight revenues	$4,829	$4,171	16%		$18,508	$16,069	15%
Other revenues	279	239	17		1,049	896	17
Total operating revenues	5,108	4,410	16		19,557	16,965	15

Operating Expenses
Compensation and benefits	1,155	1,112	4		4,681	4,314	9
Fuel	935	687	36		3,581	2,486	44
Purchased services and materials	508	467	9		2,005	1,836	9
Depreciation	413	380	9		1,617	1,487	9
Equipment and other rents	289	278	4		1,167	1,142	2
Other	191	173	10		782	719	9
Total operating expenses	3,491	3,097	13		13,833	11,984	15

Operating Income	1,617	1,313	23		5,724	4,981	15
Other income	54	9	F		112	54	F
Interest expense	(141)	(142)	(1)		(572)	(602)	(5)
Income before income taxes	1,530	1,180	30		5,264	4,433	19
Income taxes	(566)	(405)	40		(1,972)	(1,653)	19
Net Income	$964	$775	24%		$3,292	$2,780	18%

Share and Per Share
Earnings per share - basic	$2.01	$1.58	27%		$6.78	$5.58	22%
Earnings per share - diluted	$1.99	$1.56	28		$6.72	$5.53	22
Weighted average number of shares - basic	480.7	491.3	(2)		485.7	498.2	(3)
Weighted average number of shares - diluted	484.7	496.3	(2)		489.8	502.9	(3)
Dividends declared per share	$0.60	$0.38	58		$1.93	$1.31	47

Operating Ratio	68.3%	70.2%	(1.9	) pts	70.7%	70.6%	0.1	pts
Effective Tax Rate	37.0%	34.3%	2.7	pts	37.5%	37.3%	0.2	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2011	2010	%	2011	2010	%
Freight Revenues (Millions)
Agricultural	$854	$840	2%	$3,324	$3,018	10%
Automotive	408	323	26	1,510	1,271	19
Chemicals	728	617	18	2,815	2,425	16
Energy	1,070	887	21	4,084	3,489	17
Industrial Products	810	652	24	3,166	2,639	20
Intermodal	959	852	13	3,609	3,227	12
Total	$4,829	$4,171	16%	$18,508	$16,069	15%

Revenue Carloads (Thousands)
Agricultural	236	248	(5)%	934	918	2%
Automotive	171	155	10	653	611	7
Chemicals	232	211	10	921	844	9
Energy	558	519	8	2,164	2,056	5
Industrial Products	281	263	7	1,146	1,073	7
Intermodal *	817	841	(3)	3,254	3,313	(2)
Total	2,295	2,237	3%	9,072	8,815	3%

Average Revenue per Car
Agricultural	$3,630	$3,386	7%	$3,561	$3,286	8%
Automotive	2,378	2,100	13	2,311	2,082	11
Chemicals	3,131	2,923	7	3,055	2,874	6
Energy	1,917	1,709	12	1,888	1,697	11
Industrial Products	2,878	2,483	16	2,762	2,461	12
Intermodal *	1,175	1,012	16	1,109	974	14
Average	$2,103	$1,865	13%	$2,040	$1,823	12%

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Dec. 31, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$1,217	$1,086
Other current assets	2,510	2,346
Investments	1,175	1,137
Net properties	39,934	38,253
Other assets	260	266

Total assets	$45,096	$43,088

Liabilities and Common Shareholders’ Equity
Debt due within one year	$209	$239
Other current liabilities	3,091	2,713
Debt due after one year	8,697	9,003
Deferred income taxes	12,385	11,557
Other long-term liabilities	2,136	1,813

Total liabilities	26,518	25,325

Total common shareholders’ equity	18,578	17,763

Total liabilities and common shareholders’ equity	$45,096	$43,088

Debt to Capital	32.4%	34.2%
Adjusted Debt to Capital*	40.7%	42.5%
Return on Invested Capital*	12.4%	10.8%

*

Adjusted Debt to Capital and Return on Invested Capital are non-GAAP measures; however, we believe that they are important in evaluating our financial performance. See pages 8 and 9 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Full Year
For the Periods Ended December 31,	2011	2010
Operating Activities
Net income	$3,292	$2,780
Depreciation	1,617	1,487
Deferred income taxes	1,003	672
Other - net	(39)	(834)
Cash provided by operating activities	5,873	4,105

Investing Activities
Capital investments	(3,176)	(2,482)
Other - net	57	(6)
Cash used in investing activities	(3,119)	(2,488)

Financing Activities
Common shares repurchased	(1,418)	(1,249)
Dividends paid	(837)	(602)
Debt repaid	(690)	(1,412)
Debt issued	486	894
Debt exchange	(272)	(98)
Other - net	108	86
Cash used in financing activities	(2,623)	(2,381)

Net Change in Cash and Cash Equivalents	131	(764)
Cash and cash equivalents at beginning of year	1,086	1,850
Cash and Cash Equivalents End of Period	$1,217	$1,086

Free Cash Flow*
Cash provided by operating activities	$5,873	$4,105
Receivables securitization facility**	-	400
Cash provided by operating activities excluding receivables securitization facility	5,873	4,505

Cash used in investing activities	(3,119)	(2,488)
Dividends paid	(837)	(602)
Free cash flow	$1,917	$1,415

*	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

**

Effective January 1, 2010, new accounting guidance required us to account for receivables transferred under our receivables securitization facility as secured borrowings in our Condensed Consolidated Statements of Financial Position and as financing activities in our Condensed Consolidated Statements of Cash Flows. The receivables securitization facility line in the above table is included in our free cash flow calculation to adjust cash provided by operating activities as though our receivables securitization facility had been accounted for under the new accounting guidance for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2011	2010	%	2011	2010	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	252,686	240,087	5%	978,163	931,400	5%
Employees (average)	44,922	43,462	3	44,861	42,884	5
GTMs (millions) per employee	5.62	5.52	2	21.80	21.72	-
Customer satisfaction index	92	90	2 pts	92	89	3 pts

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 3.16	$ 2.46	28%	$ 3.12	$ 2.29	36%
Fuel consumed in gallons (millions)	286	270	6	1,106	1,051	5
Fuel consumption rate*	1.135	1.123	1	1.131	1.129	-

AAR Reported Performance Measures
Average train speed (miles per hour)	25.6	26.5	(3) %	25.6	26.2	(2) %
Average terminal dwell time (hours)	26.5	25.8	3	26.2	25.4	3
Average rail car inventory (thousands)	274.1	270.6	1	272.9	274.4	(1)

Revenue Ton-Miles (Millions)
Agricultural	21,949	23,976	(8) %	88,094	88,237	- %
Automotive	3,404	3,101	10	13,004	12,542	4
Chemicals	15,166	13,619	11	59,542	54,233	10
Energy	62,293	57,237	9	238,567	225,583	6
Industrial Products	16,971	14,840	14	66,823	60,347	11
Intermodal	19,641	20,001	(2)	78,367	79,458	(1)
Total	139,424	132,774	5%	544,397	520,400	5%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

	2011
Millions, Except Per Share Amounts and Percentages	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating Revenues
Freight revenues	$4,248	$4,595	$4,836	$4,829	$18,508
Other revenues	242	263	265	279	1,049
Total operating revenues	4,490	4,858	5,101	5,108	19,557

Operating Expenses
Compensation and benefits	1,167	1,166	1,193	1,155	4,681
Fuel	826	904	916	935	3,581
Purchased services and materials	475	516	506	508	2,005
Depreciation	395	401	408	413	1,617
Equipment and other rents	302	283	293	289	1,167
Other	188	196	207	191	782
Total operating expenses	3,353	3,466	3,523	3,491	13,833

Operating Income	1,137	1,392	1,578	1,617	5,724
Other income	15	26	17	54	112
Interest expense	(141)	(148)	(142)	(141)	(572)
Income before income taxes	1,011	1,270	1,453	1,530	5,264
Income tax expense	(372)	(485)	(549)	(566)	(1,972)
Net Income	$639	$785	$904	$964	$3,292

Share and Per Share
Earnings per share - basic	$1.31	$1.61	$1.87	$2.01	$6.78
Earnings per share - diluted	$1.29	$1.59	$1.85	$1.99	$6.72
Weighted average number of shares - basic	489.6	488.4	484.2	480.7	485.7
Weighted average number of shares - diluted	494.1	492.4	488.1	484.7	489.8
Dividends declared per share	$0.38	$0.475	$0.475	$0.60	$1.93

Operating Ratio	74.7%	71.3%	69.1%	68.3%	70.7%
Effective Tax Rate	36.8%	38.2%	37.8%	37.0%	37.5%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

			2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight Revenues (Millions)
Agricultural	$ 807	$ 849	$ 814	$ 854	$ 3,324
Automotive	342	381	379	408	1,510
Chemicals	664	703	720	728	2,815
Energy	952	950	1,112	1,070	4,084
Industrial Products	690	803	863	810	3,166
Intermodal	793	909	948	959	3,609
Total	$ 4,248	$ 4,595	$ 4,836	$ 4,829	$ 18,508

Revenue Carloads (Thousands)
Agricultural	238	237	223	236	934
Automotive	157	165	160	171	653
Chemicals	223	233	233	232	921
Energy	538	496	572	558	2,164
Industrial Products	263	297	305	281	1,146
Intermodal *	770	819	848	817	3,254
Total	2,189	2,247	2,341	2,295	9,072

Average Revenue per Car
Agricultural	$ 3,386	$ 3,580	$ 3,655	$ 3,630	$ 3,561
Automotive	2,175	2,321	2,364	2,378	2,311
Chemicals	2,974	3,024	3,087	3,131	3,055
Energy	1,770	1,916	1,945	1,917	1,888
Industrial Products	2,628	2,697	2,832	2,878	2,762
Intermodal *	1,031	1,108	1,119	1,175	1,109
Average	$ 1,941	$ 2,045	$ 2,066	$ 2,103	$ 2,040

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

	$12,753	$12,753
Debt to Capital*
Millions, Except Percentages	Dec. 31, 2011	Dec. 31, 2010
Debt (a)	$8,906	$9,242
Equity	18,578	17,763
Capital (b)	$27,484	$27,005

Debt to capital (a/b)	32.4%	34.2%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

	$12,753	$12,753
Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Dec. 31, 2011	Dec. 31, 2010
Debt	8,906	9,242
Net present value of operating leases	3,224	3,476
Unfunded pension and OPEB	623	421
Adjusted debt (a)	$12,753	$13,139
Equity	18,578	17,763
Adjusted capital (b)	$31,331	$30,902

Adjusted debt to capital (a/b)	40.7%	42.5%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 6.2% at December 31, 2011 and December 31, 2010. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Return on Invested Capital as Adjusted (ROIC)*
Millions, Except Percentages	Dec. 31, 2011	Dec. 31, 2010
Net income	$3,292	$2,780
Add: Interest expense	572	602
Add: Interest on present value of operating leases	208	222
Less: Taxes on interest	(293)	(307)
Net operating profit after taxes as adjusted (a)	$3,779	$3,297

Average equity	$18,171	$17,282
Add: Average debt	9,074	9,545
Add: Average value of sold receivables	-	200
Add: Average present value of operating leases	3,350	3,574
Average invested capital as adjusted (b)	$30,595	$30,601

Return on invested capital as adjusted (a/b)	12.4%	10.8%

*

ROIC is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K, and may not be defined and calculated by other companies in the same manner. We believe this measure is important in evaluating the efficiency and effectiveness of the Corporation’s long-term capital investments, and we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is Return on Average Common Shareholders’ Equity.